[I.D. SYSTEMS, INC. LOGO]

FOR IMMEDIATE RELEASE

             CONTACTS: For Financial Press           For Trade Press
                       Ned Mavrommatis               Greg Smith
                       Chief Financial Officer       Director of Marketing
                       ned@id-systems.com            gsmith@id-systems.com
                       General Phone: 201-996-9000.  General Fax: 201-996-9144

           I.D. Systems, Inc. Reports Second Quarter Financial Results

Hackensack, NJ, August 2, 2004 --

I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the quarter and six months ended June 30, 2005. Revenues for the quarter increased 12% to $4,198,000, up from $3,764,000 in the second quarter a year ago. Net income for the quarter increased 70% to 412,000, or $.05 per basic and diluted share, compared to net income of $242,000, or $.03 per basic and diluted share, for the same period last year.

"We are very pleased to report double-digit increases in both revenues and net income this quarter, driven primarily by continued strong sales of our patented Wireless Asset Net system for tracking and managing fleets of vehicles and industrial equipment," said Jeffrey Jagid, I.D. Systems' chairman and chief executive officer. "Our strategic plan continues to bear fruit, as we expand business with existing customers, like the U.S. Postal Service and Walgreens, and develop new applications, such as our wireless battery monitoring system for PosiCharge and our kiosk check-in software project with Avis Rent A Car and Delta Air Lines."

Ned Mavrommatis, the company's chief financial officer, added, "We continue to focus on achieving a high rate of growth while controlling costs and maintaining a robust gross profit margin. As percentage of revenues, our selling, general and administrative expenses decreased further this quarter to 34.6%, compared to 38.1% for the three months ended June 30, 2004, and our gross profit margin remained stable at just over 50%. I.D. Systems' overall financial condition remains strong. As of June 30, 2005, the company had approximately $8.7 million in cash, cash equivalents and investments, and approximately $12.8 million of working capital."

For the six-month period ended June 30, 2005, revenues increased 12% to $7,231,000, up from $6,469,000 for the same period in 2004. Net loss for the six months ended June 30, 2005 was (223,000), or ($0.03) per basic and diluted share, compared to net income of $337,000, or $0.05 per basic and $0.04 per diluted share, for the same period last year.

Highlights of I.D. Systems' second quarter included:

      o Winning repeat orders from Walgreen Co. for I.D. Systems' Wireless Asset Net(TM) industrial fleet management system, to be deployed on material handling equipment at two additional Walgreens distribution centers. These orders increase the number of Walgreens facilities utilizing I.D. Systems' technology to a total of four.

      o Winning a repeat order from AeroVironment, Inc. for I.D. Systems' wireless Battery ChaMP(TM) (Charger Monitoring Point(TM)), to support an ongoing roll-out of AeroVironment's PosiCharge(TM) industrial battery fast-charging system for a major automotive manufacturer. This order brings the total number of Battery ChaMPs sold to over 1,300 units since the new product was introduced at the end of 2004.

      o Continuing implementation of Wireless Asset Net industrial fleet management systems at several U.S. Postal Service (USPS) facilities
            - the first of up to 460 USPS facilities that could deploy the system over the next three years under an enterprise-wide contract awarded by the USPS to I.D. Systems, as announced in January 2005.

      o Continuing expansion of business with other existing customers, including Target Corporation and the U.S. Transportation Security Administration, which awarded I.D. Systems a grant to integrate RFID (radio frequency identification) cargo-tracking capabilities into its wireless vehicle security and management network.

      o The award of a United States patent for a fully automated wireless vehicle rental and return system designed to enhance the car rental experience for consumers and increase security, reduce operational costs, and increase revenues for car rental companies.

      o The introduction, by Avis Rent A Car System, Inc. and Delta Air Lines, Inc., of the world's first remote airport check-in kiosk at a car rental facility. I.D. Systems developed the software interface for the kiosk, which offers Delta and Avis customers at Hartsfield-Jackson Atlanta International Airport a convenient option to check-in for their flights when returning their rental cars.

      o Certification of I.D. Systems as a Microsoft Certified Partner, reflecting I.D. Systems' expertise in creating innovative software solutions, and bringing the full scope and power of Microsoft's support organization to the Wireless Asset Net's SQL Server database platform.

                            Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Daylight Time on August 2, 2005. Jeffrey Jagid, chairman and CEO, Kenneth Ehrman, president and COO, Ned Mavrommatis, CFO, and Rick Muntz, EVP of sales and marketing, will discuss the results of the quarter. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of the company's website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

                               About I.D. Systems

Based in Hackensack, New Jersey, I.D. Systems, Inc. is a leading provider of wireless solutions for corporate asset management. I.D. Systems' customers include 3M Company, American Axle, Archer Daniels Midland, Daimler Chrysler, Deere & Co., Ford Motor Company, General Dynamics, Hallmark Cards, Northrop Grumman, Target Corporation, Walgreen Co., the U.S. Navy, the U.S. Postal Service, and the U.S. Transportation Security Administration, among others. Using local area networks, wide area networks, and the Internet, the company's systems enable management to control and track the location and status of their assets - from forklifts and cranes to automobiles and trucks to complex fixed machinery - in real time. For more information on I.D. Systems, Inc., visit www.id-systems.com.

                                   Trademarks

I.D. Systems, Inc., Wireless Asset Net, Battery Charger Monitoring Point, and Battery ChaMP are registered or pending trademarks of I.D. Systems, Inc. PosiCharge is a trademark of AeroVironment, Inc.

              "Safe Harbor" statement under the Private Securities
                         Litigation Reform Act of 1995

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that are subject to risk and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission. These risks could cause I.D. Systems' actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. I.D. Systems assumes no obligation to update the information contained in this press release.

                             -- Tables to Follow --

                          I.D. Systems, Inc. Condensed
                            Statements of Operations
                                   (Unaudited)

                                                  Three months ended              Six months ended
                                                        June 30,                      June 30,
                                                  2004           2005           2004           2005
                                               -----------    -----------    -----------    -----------
Revenues                                       $ 3,764,000    $ 4,198,000    $ 6,469,000    $ 7,231,000
Cost of Revenues                                 1,867,000      2,081,000      3,122,000      3,587,000
                                               -----------    -----------    -----------    -----------

Gross Profit                                     1,897,000      2,117,000      3,347,000      3,644,000
Selling, general and administrative expenses     1,434,000      1,451,000      2,707,000      3,304,000
Research and development expenses                  283,000        342,000        438,000        737,000
                                               -----------    -----------    -----------    -----------

Income (loss) from operations                      180,000        324,000        202,000       (397,000)
Interest income                                     40,000         66,000         94,000        128,000
Interest expense                                   (15,000)       (16,000)       (33,000)       (29,000)
Other income                                        37,000         38,000         74,000         75,000
                                               -----------    -----------    -----------    -----------

Net income (loss)                              $   242,000    $   412,000    $   337,000    $  (223,000)
                                               ===========    ===========    ===========    ===========

Net income (loss) per share - basic            $      0.03    $      0.05    $      0.05    $     (0.03)
                                               ===========    ===========    ===========    ===========

Net income (loss) per share - diluted          $      0.03    $      0.05    $      0.04    $     (0.03)
                                               ===========    ===========    ===========    ===========

Weighted average common
 shares outstanding - basic                      7,335,000      7,732,000      7,253,000      7,718,000
                                               ===========    ===========    ===========    ===========

Weighted average common
 shares outstanding - diluted                    8,634,000      9,143,000      8,374,000      7,718,000
                                               ===========    ===========    ===========    ===========


                               I.D. Systems, Inc.
                            Condensed Balance Sheets

                                                      December 31,      June 30,
                                                         2004            2005
                                                                      (Unaudited)
                                                     ------------    ------------
ASSETS
         Cash and cash equivalents                   $  8,440,000    $  6,148,000
         Short-term investments                         3,195,000       2,534,000
         Accounts receivable, net                       1,432,000       4,408,000
         Unbilled receivables                             402,000              --
         Inventory                                      1,739,000       2,047,000
         Investment in sales type leases                   39,000          40,000
         Interest receivable                               50,000          48,000
         Officer loan                                      10,000          11,000
         Prepaid expenses and other current assets        225,000          30,000
                                                     ------------    ------------
                  Total current assets                 15,532,000      15,266,000
Fixed assets, net                                       1,009,000       1,191,000
Investment in sales type leases                            34,000          14,000
Officer loan                                               20,000          14,000
Deferred contract costs                                   476,000         292,000
Other assets                                               88,000          87,000
                                                     ------------    ------------

                                                     $ 17,159,000    $ 16,864,000
                                                     ============    ============
LIABILITIES
         Accounts payable and accrued expenses       $  2,541,000    $  1,767,000
         Long term debt - current portion                 199,000         151,000
         Line of credit                                        --         500,000
         Deferred revenue                                  95,000          98,000
                                                     ------------    ------------
                  Total current liabilities             2,835,000       2,516,000
Long term debt                                            449,000         398,000
Deferred revenue                                          191,000         141,000
Deferred rent                                             112,000         110,000
                                                     ------------    ------------

                                                        3,587,000       3,165,000
                                                     ------------    ------------

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares,
 $.01 par value; none issued Common stock;
 authorized 15,000,000 shares, $.01
 par value; issued and outstanding
 7,690,000 shares and 7,763,000 shares                     77,000          78,000
Additional paid-in capital                             24,994,000      25,343,000
Treasury stock; 40,000 shares at cost                    (113,000)       (113,000)
Accumulated deficit                                   (11,386,000)    (11,609,000)
                                                     ------------    ------------

                                                     ------------    ------------
                                                       13,572,000      13,699,000
                                                     ------------    ------------

                                                     ------------    ------------
                                                     $ 17,159,000    $ 16,864,000
                                                     ============    ============

                               I.D. Systems, Inc.
                       Condensed Statements of Cash Flows
                                   (Unaudited)

                                                                               Six months ended
                                                                                   June 30,
                                                                             2004           2005
                                                                          -----------    -----------
Cash flows from operating activities:
Net income (loss)                                                         $   337,000    $  (223,000)
Adjustments to reconcile net loss to cash used in operating activities:
     Depreciation and amortization                                            125,000        178,000
     Deferred rent expense                                                     11,000         (2,000)
     Deferred revenue                                                         (43,000)       (47,000)
     Deferred contract costs                                                    5,000        184,000
     Changes in:
         Accounts receivable                                                 (294,000)    (2,976,000)
         Unbilled receivables                                                (983,000)       402,000
         Inventory                                                           (568,000)      (308,000)
         Prepaid expenses and other assets                                    110,000        196,000
         Investment in sales type leases                                       18,000         19,000
         Accounts payable and accrued expenses                                590,000       (774,000)
                                                                          -----------    -----------

              Net cash used in operating activities                          (692,000)    (3,351,000)
                                                                          -----------    -----------

Cash flows from investing activities:
     Purchase of fixed assets                                                (185,000)      (360,000)
     Purchase of investments                                                 (487,000)      (500,000)
     Decrease (increase) in interest receivable                                 2,000          2,000
     Maturities of investments                                              1,106,000      1,170,000
     Amortization of  premium on investments                                  124,000         (9,000)
     Collection of officer loan                                                 5,000          5,000
                                                                          -----------    -----------

         Net cash provided by investing activities                            565,000        308,000
                                                                          -----------    -----------

Cash flows from financing activities:
     Proceeds from term loan                                                1,000,000             --
     Proceeds from line of credit                                                  --        500,000
     Repayment of term loan                                                   (93,000)       (99,000)
     Proceeds from exercise of stock options                                  721,000        350,000
                                                                          -----------    -----------

         Net cash provided by financing activities                          1,653,000        751,000
                                                                          -----------    -----------

Net increase (decrease) in cash and cash equivalents                        1,526,000     (2,292,000)
Cash and cash equivalents - beginning of period                             3,179,000      8,440,000
                                                                          -----------    -----------
Cash and cash equivalents - end of period                                 $ 4,705,000    $ 6,148,000
                                                                          ===========    ===========
Supplemental disclosure of cash flow information:
  Cash paid for:
      Interest                                                            $    33,000    $    29,000
                                                                          ===========    ===========
